UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2021

LIVE CURRENT MEDIA INC.
(Exact name of registrant as specified in its charter)

Nevada	000-29929	88-0346310
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1130 West Pender Street, Suite 820
 Vancouver, British Columbia, Canada V6E 4A4
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (604) 999-5848

50 West Liberty Street, Suite 880
 Reno, Nevada, 89501 United States
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS.

Entry Into Non-Binding Letter of Intent with Evasyst Inc.

Effective September 14, 2021, Live Current Media Inc. (the "Company") entered into a non-binding letter of intent (the "LOI") with Evasyst Inc. ("KAST") setting forth the terms of a proposed transaction whereby the Company will acquire 100% of the outstanding shares of KAST (the "Proposed Transaction").

As set forth in the LOI, it is expected that the Company will issue up to 125,000,000 shares of the Company's common stock to the shareholders of KAST in consideration for all of the outstanding shares of KAST.  It is anticipated that the former shareholders of KAST will own approximately 77% of the outstanding shares of the combined entity on a fully diluted basis (78% on a non-diluted basis), with the existing shareholders of the Company owning approximately 23% of the outstanding shares (22% on a non-diluted basis), not including any securities issued pursuant to the expected Concurrent Financing (as defined below). Final structuring of the transaction will be determined by mutual agreement of Company and KAST.  Upon completion of the Proposed Transaction, it is anticipated that the board of directors of the combined entity will consist of David Jeffs (currently the sole executive officer, and a director, of the Company), Mark Olilla (currently the CEO, and a director, of KAST) plus one additional nominee of the Company, and two nominees of KAST.  It is expected that Mr. Olilla will act as CEO of the combined entity.

Completion of the Proposed Transaction will be subject to customary conditions of closing, including the entry by the parties into a binding definitive agreement with respect to the Proposed Transaction.  In addition, it is anticipated that completion of the Proposed Transaction will be conditional upon the Company completing an equity financing for minimum gross proceeds of US$1.5 million (the "Concurrent Financing"), the delivery by KAST to the Company of audited annual, and unaudited but reviewed interim, financial statements, the conversion into equity of certain outstanding promissory notes and debt obligations of KAST, the satisfactory completion by the Company and KAST of their respective due diligence investigations, and the receipt of all necessary approvals. The terms of the Proposed Transaction as set forth in the LOI are non-binding on the parties and are subject to, and will be superseded by, a definitive agreement to be negotiated and entered into by the parties.

The Company and KAST have agreed to binding standstill and exclusivity arrangements.

The above description of the LOI and the Proposed Transaction does not purport to be complete, and is qualified in its entirety by reference to the full text of the LOI, which is attached as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.  A copy of the Company's news release regarding the LOI with KAST is attached as an exhibit to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

The following exhibits are provided with this Current Report:

Exhibit Number	Description of Exhibit

10.1	Letter of Intent between Live Current Media, Inc. and Evasyst Inc. dated September 14, 2021.

99.1	News Release dated September 15, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE CURRENT MEDIA INC.

Date: September 21, 2021
	By:	/s/ David M. Jeffs
David M. Jeffs Chief Executive Officer